UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017

COMERICA INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware ------------	1-10706 ----------	38-1998421 ---------------
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Comerica Bank Tower
1717 Main Street, MC 6404
Dallas, Texas 75201
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(Address of principal executive offices) (zip code)

(214) 462-6831
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company [_]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

CFO Transition

David E. Duprey has announced that he plans to retire on February 28, 2018. He intends to resign from his role as the Chief Financial Officer of Comerica Incorporated (“Comerica”) on or around January 23, 2018. However, it is expected that he will continue serving as Executive Vice President until his retirement from Comerica.

After a transition period, Muneera S. Carr, 49, who is currently serving as Executive Vice President and Chief Accounting Officer, will succeed Mr. Duprey as Executive Vice President and Chief Financial Officer of Comerica, effective on or around January 23, 2018. Ms. Carr has been Comerica’s Chief Accounting Officer since 2010, and she is expected to continue to act as the principal accounting officer until a successor is named. Comerica will increase Ms. Carr’s base salary to $500,000 per year in connection with her new responsibilities.

Additionally, Ms. Carr is expected to enter into Comerica’s standard Change of Control Employment Agreement, which is incorporated by reference as Exhibit 10.1. The agreement is described on pages 67-68 of Comerica’s most recent proxy statement under “Change of Control Agreements,” which description is incorporated herein by reference.

New Forms of Award Agreements

On November 7, 2017, the Governance, Compensation and Nominating Committee (the “Committee”) of the Board of Directors of Comerica approved two forms of restricted stock unit (“RSU”) agreements under Comerica's 2006 Amended and Restated Long-Term Incentive Plan. The cliff version of the award agreement provides that shares fully vest after three years. The non-cliff version of the award agreement provides that shares vest 50% in year three, 25% in year four and 25% in year five.

The RSUs will accrue cash dividend equivalents during the overall performance period. These accrued dividend equivalents will be paid in cash upon settlement.

In the event of a change of control of Comerica, RSUs will immediately vest. The award agreement also provides for accelerated vesting of an award in the event of death or disability. The non-cliff version of the award agreement provides that RSUs will continue to vest following an executive officer’s retirement from Comerica.

The award agreements provide that all or part of an executive officer’s unvested equity award may be cancelled if the executive officer demonstrated an inadequate sensitivity to the inherent risks of his or her business line or functional area which results in, or is reasonably likely to result in, a material adverse impact (whether financial or reputational) on Comerica or the relevant business line or functional area.

The form of restricted stock unit award agreement (non-cliff vesting) and the form of restricted stock unit award agreement (cliff vesting) are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference. The description in this Current Report on Form 8-K of the new forms of agreement is qualified in its entirety by reference to the attached exhibits.

ITEM 7.01    REGULATION FD DISCLOSURE.

On November 8, 2017, Comerica issued a press release regarding the retirement of Mr. Duprey and the promotion of Ms. Carr. A copy of the press release is attached hereto as Exhibit 99.1.

The information in Items 7.01 and 9.01 of this report (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

        10.1 Form of Change of Control Employment Agreement (BE4 and Higher Version without gross-up or window period-current) (filed as Exhibit 10.2 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and incorporated herein by reference).
        10.2 Form of Comerica Incorporated Restricted Stock Unit Award Agreement (non-cliff vesting)
        10.3 Form of Comerica Incorporated Restricted Stock Unit Award Agreement (cliff vesting)
        99.1 Press Release dated November 8, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMERICA INCORPORATED

By:    /s/ John D. Buchanan
Name:    John D. Buchanan
Title:    Executive Vice President - Chief Legal Officer

Date: November 8, 2017